Exhibit 99.1

Turn Therapeutics Provides Shareholder Update Highlighting Continued Execution Across Clinical and Strategic Milestones

Company to host shareholder webinar today, October 22, 2025, at 2:00 PM ET to review execution milestones, pipeline progress, and capital strategy

Westlake Village, Calif. — October 22, 2025 — Turn Therapeutics (Nasdaq: TTRX) (“Turn” or the “Company”), a clinical-stage biotechnology company developing next-generation dermatology, wound, and anti-infective therapies, provides a shareholder update outlining continued progress in the advancement of its clinical programs while highlighting the flexibility of its financing strategy following its dilution-sparing direct listing.

Capital Strategy and Alignment

Turn chose a direct listing structure to prioritize flexibility and long-term shareholder alignment. By bypassing traditional crossover rounds and IPO share issuance, early shareholders maintained their ownership positions.

Through its $85 million GEM Global Yield agreement, the Company entered the market with a flexible, on-demand financing vehicle in place. This structure allows Turn to access capital opportunistically, at times and amounts determined by the Company, and eliminated the need for a traditional offering at the time of listing. It also provides the potential to reduce reliance on future equity offerings.

Pipeline and Development Update

Turn continues to advance its phase 2, randomized, double-blind, placebo-controlled trial of GX-03 as a potential treatment for moderate to severe eczema. As of now, approximately 25% of the targeted sample size has completed the trial with ongoing enrollment continuing.

This study of GX-03, the first topical IL-36/IL-31 inhibitor, is progressing as planned, with topline results anticipated in 2026. A blinded, aggregate safety summary provided by the contract research organization indicated no safety or tolerability concerns across the 25% of participants who have completed the trial, representing over 1,000 total confirmed applications of study product or placebo.

In parallel, the Company continues to advance development of its thermostable intranasal vaccine initiative, with in-vivo studies scheduled to commence in Q4 2025. This global health initiative reflects the Company’s broader mission to make advanced medicine accessible worldwide.

Shareholder Webinar – October 22, 2025, 2:00 PM ET

As previously announced, Turn will host a live shareholder webinar today at 2:00 PM ET to review its development roadmap, capital strategy, and near-term milestones. Participants may join via the following link: Join Live Webinar.

A copy of the recording and any materials used will be available after the presentation on the public relations section of the Company’s website, www.turntherapeutics.com.

About Turn Therapeutics

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the success of development programs and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn in general, see the section titled “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the Securities Exchange Commission (the “SEC”) on October 8, 2025 (Registration No. 333-289972) and in other documents that the Company files with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Media Contact:
media@TurnTherapeutics.com

Investor Relations:
Investors@TurnTherapeutics.com